Exhibit 5.1

Seyang Building, 223 Naeja-dong, Jongno-gu, Seoul 110-720, Korea

Website: www. kimchang.com    E-Mail: lawkim@kimchang.com

TEL: (822) 3703-1114    FAX: (822) 737-9091/3

June 30, 2008

Kookmin Bank

9-1, 2-ga, Namdaemoon-ro, Jung-gu

Seoul, Korea 100-703

Ladies and Gentlemen:

We have acted as Korean counsel for Kookmin Bank, a corporation with limited liability established under the laws of the Republic of Korea (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form F-4 (the “Registration Statement”) relating to the issuance of shares of common stock, par value Won 5,000 per share (the “Shares”), of KB Financial Group Co., Ltd. (“KB Financial Group”) to be established under the Korean Commercial Code in the Republic of Korea, pursuant to a “comprehensive stock transfer” whereby holders of the common stock of the Company will transfer their shares to KB Financial Group and in return receive the Shares (the “Stock Transfer”).

For the purposes of this opinion, we have examined the following documents:

(1)	certified copies of the commercial registry extracts for the Company and for each of KB Investment Co., Ltd., KB Data Systems Co., Ltd., KB Real Estate Trust Co., Ltd., KB Futures Co., Ltd., KB Credit Information Co., Ltd., KB Investment & Securities Co., Ltd. and KB Asset Management Co., Ltd. (collectively, the “Subsidiaries”), each issued on the date as indicated next to their names below (collectively, the “Commercial Registries Extracts”):

(i)	Company, KB Investment Co., Ltd., KB Data Systems Co., Ltd., KB Real Estate Trust Co., Ltd., KB Futures Co., Ltd., KB Credit Information Co., Ltd. and KB Asset Management Co., Ltd.: June 30, 2008

(ii)	KB Investment & Securities Co., Ltd.: April 15, 2008

(2)	the minutes of meetings of the board of directors of each of the Company and the Subsidiaries, each held on April 30, 2008 (collectively, the “BOD Meetings”).

Kookmin Bank

June 30, 2008

(3)	the Articles of Incorporation of the Company and each of the Subsidiaries, each last amended on the date as indicated next to their names below:

(i)	Company: March 20, 2008

(ii)	KB Investment Co., Ltd.: March 27, 2008

(iii)	KB Data Systems Co., Ltd.: March 26, 2008

(iv)	KB Real Estate Trust Co., Ltd.: March 27, 2008

(v)	KB Futures Co., Ltd.: April 30, 2004

(vi)	KB Credit Information Co., Ltd.: March 26, 2008

(vii)	KB Investment & Securities Co., Ltd.: March 11, 2008

(viii)	KB Asset Management Co., Ltd.: June 27, 2006

In considering the documents listed above, we have assumed and, in giving this opinion, we assume:

(a)	the genuineness of all signatures, stamps and seals, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof;

(b)	that the statements in the official records, certificates and any other documents issued by any Korean court or governmental or regulatory agency or body are true and correct;

(c)	that all documents submitted to us by the Company are true, complete, accurate and up-to-date;

(d)	that the resolutions at the BOD Meeting were duly passed at properly constituted meetings and that such resolutions have not been amended or rescinded and are currently in full force and effect; and

(e)	that all shares of common stock issued by the Company have been validly issued.

Based upon the foregoing, and subject to (i) the Stock Transfer being duly approved at each of the properly convened extraordinary meetings of shareholders of the Company and the Subsidiaries and (ii) the registration of the incorporation of KB Financial Group in the commercial register being duly made after the approvals at the extraordinary meetings of the shareholders as described in (i) above, and to the further qualifications set forth below, we are of the opinion that, when the Shares have been duly executed and delivered by KB Financial Group pursuant to the Stock Transfer, as contemplated in the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

Kookmin Bank

June 30, 2008

This opinion is limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter. This opinion is given with respect to the laws of Korea as currently in effect and we do not pass upon and we express no opinion in respect of those matters governed by or construed in accordance with the laws of any jurisdiction other than Korea.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading “Legal Matters” in the Form F-4 Registration Statement, without thereby admitting that we are “experts” under the Securities Act or the rules and regulations of the Commission thereunder for the purpose of any part of the Registration Statement, including the exhibit as which this opinion is filed.

Very truly yours,

/s/ Kim & Chang